Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69403) pertaining to the Thrift Plan for Employees of S&T Bank of our report dated May 25, 2006, with respect to the financial statements and schedule of the Thrift Plan for Employees of S&T Bank included in this Annual Report (Form 11-K) for the years ended December 31, 2005 and 2004.

/s/ Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
June 21, 2006